Exhibit 5.1

[KIRKLAND & ELLIS LLP LETTERHEAD]

July 20, 2007

Great Lakes Dredge & Dock Corporation
2122 York Road
Oak Brook, Illinois 60523

Ladies and Gentlemen:

        We are acting as special counsel to Great Lakes Dredge & Dock Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 13,340,000 of its Common Stock, par value $0.0001 per share (the "Common Stock"), including 1,740,000 shares of Common Stock to be sold to the underwriters under an option to purchase additional shares, pursuant to a Registration Statement on Form S-1 (333-14388) filed with the Securities and Exchange Commission (the "Commission") on June 19, 2007 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). All of the shares of Common Stock to be registered pursuant to the Registration Statement (the "Shares") are being offered by certain selling stockholders.

        In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company (the "Amended and Restated Certificate") and (ii) minutes and records of the corporate proceedings of the Company with respect to the original issuance of the Shares.

        For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

        Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized, validly issued and fully paid and are non-assessable.

        Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

        We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,
/s/ KIRKLAND & ELLIS LLP